Adopted 12/10/2015
BYLAWS
OF
MEMBERS LIFE INSURANCE COMPANY
(an Iowa Stock Life Insurance Corporation)
(hereinafter referred to as the “Corporation”)
ARTICLE I
OFFICES
The principal office of the Corporation in the state of Iowa shall be as provided in the Amended and
Restated Articles of Incorporation (the "Articles").  The Corporation may have such other offices, either within or without the state of Iowa, as the business of the Corporation from time to time requires.
ARTICLE II
REGISTERED OFFICE AND AGENT
The registered agent and office of the Corporation are set forth in the Articles.  The registered agent or registered office, or both, may be changed by resolution of the Board of Directors or by the registered agent.
ARTICLE III
SHAREHOLDERS
Section 3.1Annual Meeting.  The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (either within or without the state of Iowa), time and date as the Board of Directors shall fix, provided that if no such date is fixed, then such meeting shall be held on the first Monday in the month of June in each year at a time and place designated by the Board of Directors.
Section 3.2Special Meetings.  Special meetings of the shareholders, for the consideration of such matters as may be named in the call for such meetings called by the President or the Board of
Directors, and shall be called by the Board of Directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten (10) percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.  Such written demand shall state the purpose or purposes for which such meeting is to be called.  The time, date and place of any special meeting shall be determined by the Board of Directors or by the President.  Unless otherwise provided in the Articles, a written demand for a special meeting may be revoked by a writing to that effect received by the
Corporation prior to the receipt by the Corporation of demands sufficient in number to require the holding of a special meeting.
Section 3.3Notice of Meeting.  Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.  Notice may be communicated in person, by mail, or other method of delivery, or by telephone, voice mail, or other electronic means.
Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.
Section 3.4Voting and Proxies.  Each shareholder may vote at any meeting of the shareholders either in person or by proxy filed with the Secretary at or before such meeting.  An appointment of a proxy is valid for eleven (11) months from the date of its execution, unless a longer period is expressly provided in the appointment form.  Shareholders shall be entitled to one vote for each share of stock standing in his or her name on the records of the Corporation.  The affirmative vote of the holders of at least a majority of the votes cast by the shareholders voting at the meeting shall be required for approval of all actions required by law to be approved by the shareholders.
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Section 3.5Quorum.  A majority of the outstanding shares of stock entitled to be voted, represented either in person or by proxy, shall be necessary to constitute a quorum, but less than a quorum may adjourn from time to time as it may desire, without notice other than by announcement at the meeting, until the holders of the number of shares of stock requisite to constitute a quorum shall be present in person or by proxy.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally provided in the notices.
Section 3.6Conduct of Meeting.  The President, and in his or her absence, a Vice President in the order provided under Section 5.6 hereof, and in their absence, any person chosen by a majority of the shareholders present, shall call the meeting of the shareholders to order and shall act as chairperson of the meeting.  The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.
Section 3.7Unanimous Consent without Meeting.  Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing setting forth the action so taken shall be signed and dated by all of the shareholders entitled to vote with respect to the subject matter thereof, and are delivered to the Corporation for filing within the Corporation’s records. Written consents may be delivered to the Corporation by electronic transmission.  A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take the corporate action.
ARTICLE IV
BOARD OF DIRECTORS
Section 4.1Qualifications and General Powers.  The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than five (5) nor more than fifteen (15), with the specific number to be determined from time to time by resolution of the Board of
Directors.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 4.2Term and Vacancies.  Each director shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal.  Vacancies in the Board of Directors may be filled by the shareholders at any regular meeting of shareholders or at any special meeting called for that purpose.
Section 4.3Resignation and Removal.  Any director of the Corporation may resign at any time by delivering written notice to the Board of Directors or the Corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.  A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.
Section 4.4Annual Meeting.  Immediately after the final adjournment of each annual meeting of the shareholders for the election of directors, the Board of Directors shall meet, at the same place where said meeting of shareholders finally adjourned, for the purpose of the election of officers and the transaction of other business. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.
Section 4.5Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place and at such times as the Board of Directors shall by resolution fix and determine from time to time.  No notice shall be required for any such regular meeting of the board.
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Section 4.6Special Meetings.  The President may call a special meeting of the Board of
Directors at any time, and shall call such a meeting upon request of a majority of the members of the Board of Directors.
Section 4.7Notice; Waiver.  Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 4.5) shall be given to each director not less than twenty-four
(24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by telegram, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary.
If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Whenever any notice whatsoever is required to be given to any director of the Corporation under the Articles or these Bylaws or any provision of the Iowa Business Corporation Act, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice.  The Corporation shall retain any such waiver as part of the permanent corporate records.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 4.8Quorum. A quorum of the Board of Directors consists of a majority of the number of directors determined in accordance with Section 4.1.  A director may participate in any meeting by any means of communication, including, but not limited to telephone conference call, by which all directors participating may simultaneously hear each other during the meeting, and a director participating in a meeting by such means is deemed to be present in person at the meeting. If at any meeting of the Board of Directors there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.
Section 4.9Manner of Acting.  The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the Iowa Business Corporation Act, the Articles or these Bylaws require the vote of a greater number of directors.
Section 4.10Conduct of Meetings.  The President, and in his or her absence, a Vice President in the order provided under Section 5.6, and in their absence, any director chosen by a majority of the directors present, shall call meetings of the Board of Directors to order and shall act as chairperson of the meeting.  The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but, in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.  Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.
Section 4.11Unanimous Consent without Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if consent in writing setting forth the action so taken shall be signed and dated by all of the directors entitled to vote with respect to the subject matter thereof, and are delivered to the Corporation for filing within the Corporation’s records.
Written consents may be delivered to the Corporation by electronic transmission.  A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take the corporate action.
Section 4.12Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates.  If an Audit Committee is required under the National Association of Insurance
Commissioners’ Model Audit Rule, the Board of Directors by the affirmative vote of a majority of all of the
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directors then in office may appoint members of the board of directors of the parent holding company,
CUNA Mutual Holding Company to serve on the Audit Committee.  Each committee shall have two (2) or more members who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors.  A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following:  (a) authorize distributions; (b) approve or propose to shareholders action that the Iowa Business Corporation Act requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or, unless the Board of Directors provides by resolution that vacancies on a committee shall be filled by the affirmative vote of the remaining committee members, on any Board committee; (d) amend the Corporation’s Articles; (e) adopt, amend or repeal
Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors;
and (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the
Board of Directors may authorize a committee to do so within limits prescribed by the Board of Directors.
Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.
ARTICLE V
OFFICERS
Section 5.1General.  The principal officers of the Corporation shall be the President, Secretary, and Treasurer as elected by the Board of Directors. Other officers and assistant officers  may be elected or appointed by the President as he or she may deem necessary.  Any two (2) or more offices may be held by the same person.
Section 5.2Election and Term of Office.  The principal officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders.  If the election of principal officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient.  Each principal officer shall hold office until his or her successor shall have been duly elected or until his or her death, resignation or removal.
Section 5.3Resignation and Removal.  An officer may resign at any time by delivering notice to the Secretary or the Board of Directors.  A resignation is effective when the notice is delivered unless the notice specifies a later effective time.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer appointed by the President may be removed by the President whenever in his or her judgment the best interests of the Corporation will be served.  Election or appointment shall not of itself create contractual rights.
Section 5.4Vacancies.  A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.
Section 5.5President.  The President shall be the principal executive officer of the
Corporation and shall have the additional title of Chief Executive Officer.  He or she shall be subject to the direction of the Board of Directors, in general supervise and control all of the business and affairs of the
Corporation.  The President shall, when present, preside at all meetings of the shareholders and of the
Board of Directors.  He or she shall have authority, subject to such rules as may be prescribed by the
Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the President.  He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the Corporation to sign, execute and
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acknowledge such documents or instruments in his or her place and stead.  In general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the
Board of Directors from time to time.
Section 5.6Vice Presidents.  The President shall appoint Vice Presidents who shall be appointed as deemed appropriate for the conduct of the affairs of the Corporation for such term of office as may be designated or without designated term of office, subject to removal at will or by appointment of a successor in office.  These Vice Presidents shall perform such duties and have such authority as may be assigned from time to time by the President.  In the absence of the President or in the event of the
President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the
President to act personally, the Vice President (or in the event there be more than one Vice President, the
Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the
Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.
Section 5.7Secretary.  The Secretary shall:  (a) keep minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) authenticate records of the Corporation and see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Iowa
Business Corporation Act; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the
Corporation under its seal is duly authorized; (d) maintain a record of the shareholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.
Section 5.8Treasurer.  The Treasurer shall:  (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records;
(c) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 8.7; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of
Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.
Section 5.9Assistant Secretaries and Treasurers.  There shall be such number of Assistant
Secretaries and Assistant Treasurers as the President may from time to time authorize.  The Assistant
Secretaries may sign with the President, or a Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant
Treasurers shall respectively, if required by the President, give bonds for the faithful discharge of their duties in such sums and with such sureties as the President shall determine.  The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the
President.
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ARTICLE VI
DIVIDENDS
The directors may, in accordance with the provisions of these Bylaws, declare dividends out of the profits of the Corporation at such times and in such manner as the Board may from time-to-time designate and as may lawfully be done.  Such dividends shall not come out of the contributed capital or contributed surplus of the Corporation.
ARTICLE VII
SHARES, THEIR ISSUANCE AND TRANSFER
Section 7.1Consideration for Shares.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.  Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate.
Section 7.2Certificates for Shares.  Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.
Section 7.3Execution of Certificates.  The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the
Secretary or an Assistant Secretary of the Corporation.  The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.
Section 7.4Share Record.  A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the Board of Directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.
Section 7.5Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in
Section 7.8 of these Bylaws.
Section 7.6Transfers of Stock.  Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.
Section 7.7Regulations.  The Board of Directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.
Section 7.8Lost, Destroyed, or Mutilated Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations
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as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
ARTICLE VIII
DELEGATIONS OF AUTHORITY
Section 8.1Policy Contracts.  The President, the Secretary and such additional officers as may be authorized by the Board of Directors or the President shall have authority to execute all policies of insurance or contracts for annuities on behalf of the Corporation.
Section 8.2Agency Contracts.  The President, the Secretary and such additional officers or any other employees as may be authorized by the Board of Directors or designated in writing by the
President shall have authority to execute agency contracts and related agreements on behalf of the
Corporation.
Section 8.3Statutory Agents.  The President, the Secretary and such additional officers as may be authorized by the Board of Directors or the President are authorized to appoint statutory agents of the Corporation and to execute powers of attorney in evidence thereof, authorizing such statutory agents to accept service of process against the Corporation, to execute any and all papers and to comply with all applicable requirements of law in order to qualify the Corporation to do business in any state, territory, district, country or jurisdiction and to take any other action on behalf of the Corporation necessary or proper to be taken in compliance with law or with rules or regulations of the supervisory authorities in order to qualify the Corporation to do business.
Section 8.4Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the
Corporation, and such authorization may be general or confined to specific instances.
Section 8.5Loans.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of
Directors.  Such authority may be general or confined to specific instances.
Section 8.6Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the
President or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the President or by resolution of the Board of Directors.
Section 8.7Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.
Section 8.8Voting Stock in Other Corporations.  Stock held by the Corporation in another corporation shall be voted by the President of the Corporation unless the Board of Directors shall by resolution designate another officer to vote such stock, and, unless the Board of Directors shall by resolution direct how such stock shall be voted, the President of the Corporation or other designated officer shall vote the same in his or her discretion for the best interests of the Corporation.
ARTICLE IX
INDEMNIFICATION
Section 9.1.Definitions.  All capitalized terms used in this Article IX and not otherwise hereinafter defined in this Section 9.1 shall have the meaning set forth in Section 490.850 of the Iowa
Business Corporation Act.  The following capitalized terms (including any plural forms thereof) used in this
Article IX shall be defined as follows:
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(a)“Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.
(b)“Authority” shall mean the entity selected by the Director or Officer to determine his or her right to indemnification in accordance with these Bylaws.
(c)“Board” shall mean the entire then elected and serving board of directors of the
Corporation, including all members thereof who are Parties to the subject Proceeding or any related
Proceeding.
(d)“Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with these Bylaws, to constitute any of the following: (i) a transaction from which the Director or
Officer received a financial benefit to which the Director or Officer is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of Section 490.833 of the Iowa Business
Corporation Act; or (iv) an intentional violation of criminal law.
(e)“Corporation,” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this Corporation by way of merger, consolidation or acquisition of all or substantially all of the assets of this Corporation.
(f)“Director or Officer” shall have the meaning set forth in the Statute; provided, that for purposes of this Article IX, it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an Affiliate shall be so serving at the request of the Corporation.
(g)“Disinterested Quorum” shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.
(h)“Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, the term “Party” shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a
Party thereto.
(i)“Proceeding” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article IX, the term “Proceeding” shall also include (i) all Proceedings brought before an
Authority or otherwise to enforce rights hereunder; (ii) any appeal from a Proceeding; and (iii) any
Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or
Officer; provided, however, that any such Proceeding under this subsection (iii) must be authorized by a majority vote of a Disinterested Quorum.
(j)“Statute” shall mean Sections 490.850 through 490.858, inclusive, of the Iowa
Business Corporation Act, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.
Section 9.2Indemnification.  To the fullest extent permitted or required by the Statute, the
Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such
Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.
Section 9.3Procedural Requirements.
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(a)A Director or Officer who seeks indemnification under Section 9.2 shall make a written request therefore to the Corporation.  Subject to Section 9.3(b), within sixty (60) days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any
Expenses previously advanced pursuant to Section 9.5).
(b)No indemnification shall be required to be paid by the Corporation pursuant to Section 9.2 if:
(i)The indemnification is for liability in connection with a proceeding by or in the right of the Corporation against the Director, except for reasonable expenses incurred in connection with the proceeding provided a determination is made in accordance with this Article IX that the Director did not engage in misconduct constituting a
Breach of Duty; or
(ii)The indemnification is for liability in connection with a proceeding by or in the right of the Corporation against the Officer other than for reasonable expenses incurred in connection with the proceeding; or
(iii)The indemnification is in connection with any proceeding with respect to conduct for which the Director was adjudged liable on the basis that the Director received a financial benefit to which the Director was not entitled, whether or not involving action in the Director’s official capacity; or
(iv)Within the sixty-day period referenced in Section 9.3(a), (i) a Disinterested
Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or
(ii) a Disinterested Quorum cannot be obtained.
(c)In either case of nonpayment pursuant to Section 9.3(b)(iv), the Board shall immediately authorize by resolution that an Authority, as provided in Section 9.4, determine whether the Director’s or
Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.
(d)(i) If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a
Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or
Officer immediately.
Section 9.4Determination of Indemnification.
(a)If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section 9.3, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:
(i)The Board, pursuant to and in accordance with Section 490.855(2)(a) of the
Statute;
(ii)Special legal counsel, pursuant to and in accordance with Section 490.855(2)(b) of the Statute;
(iii)A court pursuant to and in accordance with Section 490.854 of the Statute.
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(b)In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required.  The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.
(c)The Authority shall make its determination within sixty (60) days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.
(d)If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section
9.5), including interest thereon at a reasonable rate, as determined by the Authority, within ten (10) days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.
(e)The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a
Breach of Duty.
(f)All Expenses incurred in the determination process under this Section 9.4 by either the
Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.
Section 9.5Mandatory Allowance of Expenses.
(a)The Corporation shall pay or reimburse from time to time or at any time, within ten (10)
days after the receipt of the Director’s or Officer’s written request therefore, the reasonable Expenses of the
Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:
(i)The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a
Breach of Duty; and
(ii)The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 9.5 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section
9.4.
(b)If the Director or Officer must repay any previously advanced Expenses pursuant to this
Section 9.5, such Director or Officer shall not be required to pay interest on such amounts.
Section 9.6Indemnification and Allowance of Expenses of Certain Others.
(a)The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.
(b)The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable
Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.
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(c)The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 9.6(b) hereof) against
Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.
Section 9.7Insurance.  The Corporation may purchase and maintain insurance on behalf of a
Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article IX.
Section 9.8Notice to the Corporation.    A Director, Officer or employee shall promptly notify the
Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors and Officers only, by an Authority selected pursuant to Section 9.4(a)).
Section 9.9Severability.    If any provision of this Article IX shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any such provisions contravene public policy, this Article IX shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.
Section 9.10Nonexclusivity.    The rights of a Director, Officer or employee (or any other person)
granted under this Article IX shall not be deemed exclusive of any other rights to indemnification against
Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute.  Nothing contained in this Article IX shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director,
Officer or employee under the Statute.
Section 9.11Contractual Nature; Repeal or Limitation of Rights.  This Article IX shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article IX or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article IX with regard to acts, omissions or events arising prior to such repeal or limitation.
ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1Facsimile and Electronic Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in the Bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of
Directors.  An “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. “Electronic signature” includes (a) a unique password or unique identification assigned to a person by the Corporation; (b) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an e-mail address provided by
Bylaws – MEMBERS Life Insurance CompanyPage 12
such person as that person’s e-mail address; (c) a person’s facsimile signature; and (d) any other form of electronic signature approved by the Board of Directors.
Section 10.2  Electronic Transmissions.  “Electronic transmission” or “electronically transmitted”
means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission.
Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.
Section 10.3Fiscal Year. The fiscal year of the Corporation shall be from and include the first day of January through the last day of December.
Section 10.4Corporate Seal.  The Board of Directors may adopt, use and, at will, alter a corporate seal.  Failure to affix a seal does not affect the validity of any instrument.  This corporate seal may be used in facsimile form.
ARTICLE XI
AMENDMENTS
Section 11.1By Shareholders.  These Bylaws may be amended or repealed and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders at which a quorum is in attendance.
Section 11.2By Directors.  Except as otherwise provided by the Iowa Business Corporation
Act or the Articles, these Bylaws may also be amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareholders in adopting, amending or repealing a particular bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that bylaw.
Section 11.3Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the Bylaws then in effect, but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.